EX-16.11.a

Law Offices
Stradley Ronon Stevens & Young, LLP
2005 Market Street
Suite 2600
Philadelphia, PA  19103-7018
(202) 564-8000

May 17, 2013

Nationwide Mutual Funds
1000 Continental Drive, Suite 400
King of Prussia, Pennsylvania 19406

Subject:  Registration Statement on Form N-14

Ladies and Gentlemen:

We have acted as counsel to Nationwide Mutual Funds, a Delaware statutory trust (the “Trust”), in connection with the proposed acquisition by the Nationwide Funds listed below, each a series of the Trust (the “Acquiring Funds”) of all of the property, assets and goodwill of, and the assumption of all of the liabilities of,  the corresponding HighMark Funds (the “Target Funds”), each a series of HighMark Funds, a Massachusetts business trust, in exchange for shares of beneficial interest, no par value.

Target Funds	Acquiring Funds
HighMark Geneva Mid Cap Growth Fund	Nationwide Geneva Mid Cap Growth Fund
Class A and Class B Class C Fiduciary Class	Class A Class C Institutional Service Class
HighMark Geneva Small Cap Growth Fund	Nationwide Geneva Small Cap Growth Fund
Class A Class C Fiduciary Class	Class A Class C Institutional Service Class
HighMark Enhanced Growth Fund	Nationwide Bailard Technology & Science Fund
Class A Class C Fiduciary Class Class M	Class A Class C Institutional Service Class Class M
HighMark Value Fund	Nationwide HighMark Value Fund
Class A and Class B Class C Fiduciary Class Class U	Class A Class C Institutional Service Class Class U

Target Funds	Acquiring Funds
HighMark Cognitive Value Fund	Nationwide Bailard Cognitive Value Fund
Class A Class C Fiduciary Class Class M	Class A Class C Institutional Service Class Class M
HighMark International Opportunities Fund	Nationwide Bailard International Equities Fund
Class A Class C Fiduciary Class Class M	Class A Class C Institutional Service Class Class M
HighMark NYSE Arca Tech 100 Index Fund	Nationwide Ziegler NYSE Arca Tech 100 Index Fund
Class A and Class B Class C Fiduciary Class	Class A Class C Institutional Service Class
HighMark Large Cap Core Equity Fund	Nationwide HighMark Large Cap Core Equity Fund
Class A Class C Fiduciary Class	Class A Class C Institutional Service Class
HighMark Small Cap Core Fund	Nationwide HighMark Small Cap Core Fund
Class A Class C Fiduciary Class	Class A Class C Institutional Service Class
HighMark Large Cap Growth Fund	Nationwide HighMark Large Cap Growth Fund
Class A and Class B Class C Fiduciary Class	Class A Class C Institutional Service Class
HighMark Balanced Fund	Nationwide HighMark Balanced Fund
Class A and Class B Class C Fiduciary Class	Class A Class C Institutional Service Class
HighMark Equity Income Fund	Nationwide Ziegler Equity Income Fund
Class A and Class B Class C Fiduciary Class	Class A Class C Institutional Service Class
HighMark Bond Fund	Nationwide HighMark Bond Fund
Class A and Class B Class C Fiduciary Class	Class A Class C Institutional Service Class
HighMark Short Term Bond Fund	Nationwide HighMark Short Term Bond Fund
Class A Class C Fiduciary Class	Class A Class C Institutional Service Class
HighMark California Intermediate Tax-Free Bond Fund	Nationwide HighMark California Intermediate Tax Free Bond Fund
Class A Class C Fiduciary Class	Class A Class C Institutional Service Class
HighMark National Intermediate Tax-Free Bond Fund	Nationwide HighMark National Intermediate Tax Free Bond Fund
Class A Class C Fiduciary Class	Class A Class C Institutional Service Class

Target Funds	Acquiring Funds
HighMark Wisconsin Tax-Exempt Fund	Nationwide Ziegler Wisconsin Tax Exempt Fund
Class A and Class B Class C Fiduciary Class	Class A Class C Institutional Service Class

The aforementioned proposed acquisition is referred to herein as the “Reorganizations.”

This opinion relates to shares of beneficial interest of the Trust, no par value (the “Shares”) to be issued in the Reorganizations, and is furnished in connection with the filing of the Trust’s Registration Statement on Form N-14 under the Securities Act of 1933, as amended, with respect to the Reorganizations (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”).

We have reviewed the Trust’s Second Amended and Restated Agreement and Declaration of Trust (“Declaration of Trust”), Second Amended and Restated Bylaws (“Bylaws”) and resolutions adopted by the Trust’s Board of Trustees in connection with the Transaction, as well as such other legal and factual matters as we have deemed appropriate.

This opinion is based exclusively on the provisions of the Delaware Statutory Trust Act governing the issuance of the shares of the Trust, and does not extend to the securities or “blue sky” laws of the State of Delaware or other States.

We have assumed the following for purposes of this opinion:

1.	The Shares will be issued in accordance with the Declaration of Trust, Bylaws and resolutions of the Trust’s Board of Trustees relating to the creation, authorization and issuance of shares.

2.
The Shares will be issued against payment therefor as described in the Proxy Statement/Prospectus and Statement of Additional Information relating thereto included in the Registration Statement, and that such payments will have been at least equal to their respective net asset values.

On the basis of the foregoing, it is our opinion that, when issued and paid for upon the terms provided in the Registration Statement, the Shares to be issued pursuant to the Registration Statement will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and any amendments related thereto.

Very truly yours,

STRADLEY RONON STEVENS & YOUNG, LLP

BY:           /s/ Kenneth L. Greenberg
Kenneth L. Greenberg, Esq., a Partner